Exhibit 10.12

LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (this “Agreement”) is dated as of _______, by and between Winky Investments Ltd., a British Virgin Islands business company (the “Sponsor” or the “Holder”), and Hotel101 Global Holdings Corp., an exempted company with limited liability incorporated under the laws of the Cayman Islands (“HBNB”). Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Merger Agreement (as defined below).

BACKGROUND

A.	JVSPAC Acquisition Corp., a British Virgin Islands business company (“JVSPAC”), Hotel101 Global Pte. Ltd., a private company limited by shares incorporated under the laws of Singapore (“Hotel101 Global”), Hotel of Asia, Inc., a company with limited liability incorporated under the laws of the Philippines (“HOA”), DoubleDragon Corporation, a company incorporated under the laws of the Philippines and listed on the Philippine Stock Exchange, Inc. (“DoubleDragon”), DDPC Worldwide Pte. Ltd., a private company limited by shares incorporated under the laws of Singapore and a wholly-owned subsidiary of DoubleDragon (“DDPC”), Hotel101 Worldwide Private Limited, a private company limited by shares incorporated under the laws of Singapore (“Hotel101 Worldwide,” and together with DDPC, and DoubleDragon, the “Principal Shareholders”), HBNB, an exempted company with limited liability incorporated under the laws of the Cayman Islands and a wholly-owned subsidiary of DoubleDragon, HGHC 4 Pte. Ltd., a private company limited by shares incorporated under the laws of Singapore and a wholly-owned subsidiary of HBNB (“Merger Sub 1”), and HGHC 3 Corp., a British Virgin Islands business company and a wholly-owned subsidiary of HBNB (“Merger Sub 2”) entered into an Agreement and Plan of Merger dated as of April 8, 2024 (and as amended on September 3, 2024, and as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”).

B.	Pursuant to the Merger Agreement, prior to the Company Amalgamation and SPAC Merger and pursuant to the terms of the Merger Agreement, DoubleDragon, DDPC and Hotel101 Global will be engaged in the following restructuring (the “Restructuring”): DoubleDragon transferred 216,000 common shares of HOA, representing 40% of the share capital of HOA, to Hotel101 Global (the “Share Transfer”) in exchange for 1,987,239 Hotel101 Global shares (the “Transfer Payment Shares”) pursuant to a Share Purchase Agreement. As consideration for the Share Transfer, Hotel101 Global shall issue to DoubleDragon the Transfer Payment Shares by no later than the closing date of the Merger Agreement (the “Closing Date”). DDPC transferred to Hotel101 Global leasehold right over certain real estate-related properties free and clear of any encumbrances in exchange for the issuance of ordinary shares in the capital of Hotel101 Global to DDPC.

C.	Upon the terms and subject to the conditions of the Merger Agreement, and in accordance with applicable laws, as part of the transactions contemplated by the Merger Agreement and the Additional Agreements (the “Transactions”), after the Restructuring, (a) Hotel101 Global and Merger Sub 1 will amalgamate, with Hotel101 Global being the surviving entity and becoming a wholly-owned subsidiary of HBNB (“Company Amalgamation”), and (b) Merger Sub 2 will merge with and into JVSPAC, with JVSPAC being the surviving entity and becoming a wholly-owned subsidiary of HBNB (the “SPAC Merger”). The Company Amalgamation is subject to, among other things, approval by the respective shareholders and secured creditors of Hotel101 Global and Merger Sub 1.

D.	The Holder, as set forth in Annex A hereto, is the record and/or beneficial owner of shares of Hotel101 Global, which will be exchanged for HBNB Class A Ordinary Shares pursuant to the Merger Agreement.

E.	As a condition of, and as a material inducement for JVSPAC, Sponsor and HBNB to enter into and consummate the Transactions, the Holder has agreed to execute and deliver this Agreement.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows:

AGREEMENT

1.	Lock-Up.

(a) During the Lock-up Period (as defined below), the Holder irrevocably agrees that it, he or she will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any of the Lock-up Shares (as defined below), enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of such Lock-up Shares, whether any of these transactions are to be settled by delivery of any such Lock-up Shares, in cash or otherwise, publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement, or engage in any Short Sales (as defined below) with respect to any security of HBNB.

(b) In furtherance of the foregoing, HBNB will (i) place an irrevocable stop order on all Lock-up Shares, including those which may be covered by a registration statement, and (ii) notify HBNB’s transfer agent in writing of the stop order and the restrictions on such Lock-up Shares under this Agreement and direct HBNB’s transfer agent not to process any attempts by the Holder to resell or transfer any Lock-up Shares, except in compliance with this Agreement.

(c) For purposes of this Agreement:

(i) “Lock-up Period” means the period commencing on the Closing Date and ending on the date that is 12 months thereafter.

(ii) “Lock-up Shares” means any ordinary shares of HBNB, any ordinary shares received or issuable upon settlement of restricted share units or the exercise of options to purchase any ordinary shares of HBNB, or any securities convertible into or exercisable or exchangeable for any ordinary shares of HBNB, in each case, directly or indirectly held by, or beneficially owned by, the Holder immediately after the Closing.

(iii) “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

(d) The restrictions set forth herein shall not apply to: (1) in the case of a corporation, limited liability company, partnership, trust or other entity, transfers or distributions to the Holder’s current general or limited partners, managers or members, stockholders, other equityholders or direct or indirect affiliates (within the meaning of Rule 405 under the Securities Act of 1933, as amended); (2) transfers by bona fide gift to a charity or to member of the Holder’s immediate family (for purposes of this Agreement, “immediate family” shall mean with respect to any natural person, any of the following: the spouse, the siblings, and the direct descendants and ascendants (including adopted and step children and parents), in each case, of such person) or to a trust, the beneficiary of which is the Holder or a member of the Holder’s immediate family; (3) by virtue of applicable laws of descent and distribution upon death of the Holder; or (4) pursuant to a qualified domestic relations order or in connection with a divorce settlement, provided that in each case (i) such transferee, distributee or devisee shall agree to be bound in writing by the terms of this Agreement prior to such transfer or disposition; (ii) such transfer or disposition shall not involve a disposition for value; (iii) any required public report or filing (including filings under the Exchange Act) shall disclose the nature of such transfer or disposition and that the Lock-Up Shares remain subject to the lock-up restrictions herein; and (iv) there shall be no voluntary public disclosure or other announcement of such transfer or disposition.

(e) Notwithstanding the pendency of the Lock-up Period, the Sponsor may sell up to a maximum of 5% of the Lock-up Shares (“Monthly Maximum Sale Shares”) for every month after the expiry of the first six months of the Lock-up Period (the “Leak-out Period”); provided that, if the Sponsor sells less than the Monthly Maximum Sale Shares in one or more months during the Leak-out Period, the Sponsor may accumulate and sell any of the unsold Monthly Maximum Sale Shares in subsequent months in addition to the Monthly Maximum Sale Shares in a particular month. For avoidance of doubt and by illustrative example only, if there are 5,000 Monthly Maximum Sale Shares (based on an assumed 100,000 Lock-up Shares), and Sponsor has sold only 3,000 shares in the first month of the Leak-out Period and 4,000 shares in the second month of the Leak-out Period, Sponsor may sell up to an additional 3,000 shares during the remaining months of the Leak-out Period, allowing it to sell up to 8,000 shares in a future month during the Leak-out Period.

(f) Notwithstanding anything to the contrary in paragraph (e) above, the Sponsor is specifically authorized to sell during the Leak-out Period:

1. Up to a maximum of 50% (including any shares sold under any of the provided exceptions herein) of the Lock-up Shares if the closing price (subject to the usual adjustments for stock splits, etc) of the ordinary shares of HBNB exceeds $12.50 per share for any 20 trading days out of 30 trading days during the Leak-out Period; and

2. All Lock-up Shares if the closing price (subject to usual adjustments for stock splits, etc) of the ordinary shares of HBNB exceeds $15 per share for any 20 trading days out of 30 trading days during the Leak-out Period.

For the avoidance of doubt, there is an absolute lock-up without exceptions (other than those mentioned in paragraph (d) above, which are subject to the requirement, among others, that such transferee, distributee or devisee shall agree to be bound in writing by the terms of this Agreement prior to such transfer or disposition) during the first six months of the Lock-up Period.

2.	Representations and Warranties. Each of the parties hereto, by their respective execution and delivery of this Agreement, hereby represents and warrants to the other parties to this Agreement that (a) such party has the full right, capacity and authority to enter into, deliver and perform its respective obligations under this Agreement, (b) this Agreement has been duly executed and delivered by such party and is the binding and enforceable obligation of such party, enforceable against such party in accordance with the terms of this Agreement, and (c) the execution, delivery and performance of such party’s obligations under this Agreement will not conflict with or breach the terms of any other agreement, contract, commitment or understanding to which such party is a party or to which the assets or securities of such party are bound.

3.	Beneficial Ownership. The Holder hereby represents and warrants that, immediately prior to the Closing, it does not beneficially own, directly or through its nominees (as determined in accordance with Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder), any shares of capital stock of JVSPAC or HBNB, or any economic interest in or derivative of such stock, other than those shares of HBNB specified on the signature page hereto.

4.	No Additional Fees/Payment. Other than the consideration specifically referenced herein, the parties hereto agree that no fee, payment or additional consideration in any form has been or will be paid to the Holder in connection with this Agreement.

5.	Effectiveness. This Agreement shall be effective and binding upon the Holder upon the Holder’s execution and delivery of this Agreement. Notwithstanding anything to the contrary contained herein, in the event that the Merger Agreement is terminated, this Agreement and all rights and obligations of the parties hereunder shall automatically terminate and be of no further force or effect.

6.	Entire Agreement; Amendment. This Agreement, the Merger Agreement, the Additional Agreements and the other agreements contemplated hereby and thereby, constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. Any provisions of this Agreement may not be amended, and any right hereof may not be waived, except by an instrument in writing which refers to this Agreement and is signed by each of the parties hereto in the case of an amendment or modification, or by the party granting the waiver, and the Sponsor, in the case of a waiver.

7.	Notices. Any notices required or permitted to be sent hereunder shall be sent in writing, addressed as specified below, and shall be deemed given: (a) if by hand or recognized courier service, by 5:00PM on a business day, addressee’s day and time, on the date of delivery, and otherwise on the first business day after such delivery; (b) if by email, on the date that transmission is confirmed electronically, if by 5:00PM on a business day, addressee’s day and time, and otherwise on the first business day after the date of such confirmation; or (c) five days (seven days for overseas mailing) after mailing by certified or registered mail, return receipt requested. Notices shall be addressed to the respective parties as follows, or to such other address as a party shall specify to the others in accordance with these notice provisions:

(a)	If to HBNB, to:

Hotel101 Global Holdings Corp.
20 Cecil Street #04-03
PLUS Building
Singapore 049705
Attn: Marriana H. Yulo
Email: mhy@hotel101global.com

with a copy to (which shall not constitute notice):

Milbank (Hong Kong) LLP
30/F Alexandra House
18 Chater Road
Central
Hong Kong
Attn: James Grandolfo
Email: jgrandolfo@milbank.com

(b)	If to Sponsor and Holder, to the address below:

G/F Hang Tak Building

1 Electric Street

Wan Chai

Hong Kong

Attn: Albert Wong

Email: [●]

with a copy to (which shall not constitute notice):

Loeb & Loeb LLP

345 Park Avenue

New York, NY 10154

U.S.A.
Attn: Giovanni Caruso

Email: gcaruso@loeb.com

or to such other address as any party may have furnished to the others in writing in accordance herewith.

8.	Headings. The headings contained in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

9.	Counterparts. This Agreement may be executed and delivered (including by e-mail of PDF or scanned versions or facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

10.	Successors and Assigns. This Agreement and the terms, covenants, provisions and conditions hereof shall be binding upon, and shall inure to the benefit of, the respective heirs, successors and assigns of the parties hereto.

11.	Severability. If any provision of this Agreement is held to be invalid or unenforceable for any reason, such provision will be conformed to prevailing law rather than voided, if possible, in order to achieve the intent of the parties and, in any event, the remaining provisions of this Agreement shall remain in full force and effect and shall be binding upon the parties hereto.

12.	Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

13.	No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

14.	Jurisdiction. Any Action based upon, arising out of or related to this Agreement may be brought in federal and state courts located in the City of New York, Borough of Manhattan, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such Action, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the Action shall be heard and determined only in any such court, and agrees not to bring any Action arising out of or relating to this Agreement in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Action brought pursuant to this Section 14.

15.	Waive of Jury Trial.

(i) TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE PARTIES TO THIS AGREEMENT HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVE ANY RIGHT SUCH PARTY MAY HAVE TO TRIAL BY JURY IN ANY ACTION OF ANY KIND OR NATURE, IN ANY COURT IN WHICH AN ACTION MAY BE COMMENCED, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, OR BY REASON OF ANY OTHER CAUSE OR DISPUTE WHATSOEVER BETWEEN OR AMONG ANY OF THE PARTIES TO THIS AGREEMENT OF ANY KIND OR NATURE.

(b) Each of the parties to this Agreement acknowledge that each has been represented in connection with the signing of this waiver by independent legal counsel selected by the respective party and that such party has discussed the legal consequences and import of this waiver with legal counsel. Each of the parties to this Agreement further acknowledge that each has read and understands the meaning of this waiver and grants this waiver knowingly, voluntarily, without duress and only after consideration of the consequences of this waiver with legal counsel.

16.	Governing Law. The terms and provisions of this Agreement shall be construed in accordance with the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

17.	Controlling Agreement. To the extent the terms of this Agreement (as amended, supplemented, restated or otherwise modified from time to time) directly conflict with a provision in the Merger Agreement, the terms of this Agreement shall control.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

“HBNB”
Hotel101 Global Holdings Corp.

By:
Name:
Title:

“SPONSOR”/“HOLDER”
Winky Investments Limited

By:
Name:
Title:

Annex A

“Holder”

Winky Investments Ltd.